FIRST AMENDMENT

to

RULE 17f-5 AND RULE 17f-7 UNDER

THE INVESTMENT COMPANY ACT OF 1940

LETTER AGREEMENT

THIS AMENDMENT made effective as of the 30th day of June, 2010 amends that certain Rule 17f-5 (“Rule 17f-5”) and Rule 17f-7 (“Rule 17f-7”) under the Investment Company Act of 1940 letter agreement, dated as of November 23, 2009, between the Funds listed on Exhibit A including the Portfolios listed beside each Fund and PFPC Trust Company (the “Rule 17f-5 and 17f-7 Letter Agreement”) as herein below provided.

W I T N E S S E T H :

WHEREAS, the Funds and the Portfolios wish to amend Exhibit A of the Rule 17f-5 and 17f-7 Letter Agreement to: (a) delete Virtus Small-Cap Growth Fund, Virtus Disciplined Small-Cap Opportunity Fund and Virtus Disciplined Small-Cap Value Fund, each of which has merged with and into another Portfolio; (b) add a new Portfolio, Virtus Premium AlphaSectorSM Fund; and (c) add an effective date for each Portfolio that became subject to the Rule 17f-5 and 17f-7 Letter Agreement, to date.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Rule 17f-5 and 17f-7 Letter Agreement hereby agree that the Rule 17f-5 and 17f-7 Letter Agreement is amended as follows:

1. Exhibit A to the Rule 17f-5 and 17f-7 Letter Agreement is hereby replaced with Exhibit A attached hereto and made a part hereof.

2. Except as herein provided, the Rule 17f-5 and 17f-7 Letter Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used but not defined herein shall  have such meanings as  ascribed thereto in the Rule  17f-5 and 17f-7 Letter Agreement.

3. This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS EQUITY TRUST
VIRTUS INSIGHT TRUST
VIRTUS INSTITUTIONAL TRUST
VIRTUS OPPORTUNITIES TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Chief Financial Officer and Treasurer

PFPC TRUST COMPANY

By:	/s/ Edward A. Smith, III
Name:	Edward A. Smith, III
Title:	Vice President & Senior Director

Exhibit A

List of Funds and Portfolios and Effective Dates

Fund	Portfolios	Effective Date (Date Added to Agreement)
Virtus Equity Trust	Virtus Balanced Fund	December 7, 2009
	Virtus Growth & Income Fund	November 23, 2009
	Virtus Mid-Cap Core Fund	November 23, 2009
	Virtus Mid-Cap Growth Fund	November 23, 2009
	Virtus Mid-Cap Value Fund	November 23, 2009
	Virtus Quality Large-Cap Value Fund	November 23, 2009
	Virtus Quality Small-Cap Fund	November 23, 2009
	Virtus Small-Cap Core Fund	November 23, 2009
	Virtus Small-Cap Sustainable Growth Fund	November 23, 2009
	Virtus Strategic Growth Fund	December 7, 2009
	Virtus Tactical Allocation Fund	December 7, 2009

Virtus Insight Trust	Virtus Balanced Allocation Fund	November 23, 2009
	Virtus Core Equity Fund	November 23, 2009
	Virtus High Yield Income Fund	November 23, 2009
	Virtus Insight Government Money Market Fund	November 23, 2009
	Virtus Insight Money Market Fund	November 23, 2009
	Virtus Insight Tax-Exempt Money Market Fund	November 23, 2009
	Virtus Intermediate Government Bond Fund	November 23, 2009
	Virtus Intermediate Tax-Exempt Bond Fund	November 23, 2009
	Virtus Short/Intermediate Bond Fund	November 23, 2009
	Virtus Tax-Exempt Bond Fund	November 23, 2009
	Virtus Value Equity Fund	November 23, 2009

Virtus Institutional Trust	Virtus Institutional Bond Fund	December 7, 2009
Virtus Opportunities Trust	Virtus AlphaSectorSM Rotation Fund	November 23, 2009
	Virtus AlphaSectorSM Allocation Fund	November 23, 2009
	Virtus Alternatives Diversifier Fund	November 23, 2009
	Virtus Bond Fund	December 7, 2009
	Virtus CA Tax-Exempt Bond Fund	December 7, 2009
	Virtus High Yield Fund	December 7, 2009
	Virtus Market Neutral Fund	December 7, 2009
	Virtus Multi-Sector Fixed Income Fund	December 7, 2009
	Virtus Multi-Sector Short Term Bond Fund	December 7, 2009
	Virtus Premium AlphaSectorSM Fund	June 30, 2010
	Virtus Real Estate Securities Fund	November 23, 2009
	Virtus Senior Floating Rate Fund	December 7, 2009